Exhibit 10.29
                                                                  EXECUTION COPY

              ===================================================

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            DATED AS OF MARCH 9, 2001

                                      AMONG

                             ROADWAY EXPRESS, INC.,

                    "HOLDINGS" (AS DEFINED HEREIN) SUBSEQUENT
                    TO THE "JOINDER DATE" (AS DEFINED HEREIN)


                                  THE LENDERS,

                                       AND

                                  BANK ONE, NA,

                                    AS AGENT

              ===================================================

                         BANC ONE CAPITAL MARKETS, INC.

                      AS LEAD ARRANGER AND SOLE BOOK RUNNER


              ===================================================

                                 SIDLEY & AUSTIN

                    BANK ONE PLAZA, 10 SOUTH DEARBORN STREET

                             CHICAGO, ILLINOIS 60603


              ===================================================



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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II  THE CREDITS..........................................................................................15
         2.1      Commitment.....................................................................................15
         2.2      Required Payments; Termination.................................................................16
         2.3      Ratable Loans..................................................................................16
         2.4      Types of Advances..............................................................................16
         2.5      Facility Fee; Reductions in Aggregate Commitment...............................................16
         2.6      Minimum Amount of Each Advance.................................................................16
         2.7      Optional Principal Payments....................................................................16
         2.8      Method of Selecting Types and Interest Periods or Money Market Interest Periods for
                  New Advances...................................................................................17
         2.9      Conversion and Continuation of Outstanding Advances............................................17
         2.10     Changes in Interest Rate, etc..................................................................18
         2.11     Rates Applicable After Default.................................................................18
         2.12     Method of Payment..............................................................................18
         2.13     Noteless Agreement; Evidence of Indebtedness...................................................18
         2.14     Telephonic Notices.............................................................................19
         2.15     Interest Payment Dates; Interest and Fee Basis.................................................19
         2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions................20
         2.17     Lending Installations..........................................................................20
         2.18     Non-Receipt of Funds by the Agent..............................................................20
         2.19     Extension of Facility Termination Date.........................................................20
         2.20     Replacement of Lender..........................................................................21

ARTICLE III  YIELD PROTECTION; TAXES.............................................................................21
         3.1      Yield Protection...............................................................................21
         3.2      Changes in Capital Adequacy Regulations........................................................22
         3.3      Availability of Types of Advances..............................................................22
         3.4      Funding Indemnification........................................................................23
         3.5      Taxes..........................................................................................23
         3.6      Lender Statements; Survival of Indemnity.......................................................25

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................25
         4.1      Intentionally Omitted..........................................................................25
         4.2      Each Advance...................................................................................25

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................26
         5.1      Existence and Standing.........................................................................26
         5.2      Authorization and Validity.....................................................................26
         5.3      No Conflict; Government Consent................................................................26
         5.4      Financial Statements...........................................................................26
         5.5      Material Adverse Change........................................................................27
         5.6      Taxes..........................................................................................27
         5.7      Litigation and Contingent Obligations..........................................................27
         5.8      Subsidiaries...................................................................................27
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         5.9      ERISA..........................................................................................27
         5.10     Accuracy of Information........................................................................27
         5.11     Regulation U...................................................................................28
         5.12     Material Agreements............................................................................28
         5.13     Compliance With Laws...........................................................................28
         5.14     Ownership of Properties........................................................................28
         5.15     Plan Assets; Prohibited Transactions...........................................................28
         5.16     Environmental Matters..........................................................................28
         5.17     Investment Company Act.........................................................................29
         5.18     Public Utility Holding Company Act.............................................................29
         5.19     Post-Retirement Benefits.......................................................................29
         5.20     Insurance......................................................................................29
         5.21     Solvency.......................................................................................29

ARTICLE VI  COVENANTS............................................................................................30
         6.1      Financial Reporting............................................................................30
         6.2      Use of Proceeds................................................................................31
         6.3      Notice of Default..............................................................................31
         6.4      Conduct of Business............................................................................31
         6.5      Taxes..........................................................................................31
         6.6      Insurance......................................................................................32
         6.7      Compliance with Laws...........................................................................32
         6.8      Maintenance of Properties......................................................................32
         6.9      Inspection.....................................................................................32
         6.10     Indebtedness...................................................................................32
         6.11     Merger.........................................................................................33
         6.12     Sale of Assets.................................................................................33
         6.13     Investments and Acquisitions...................................................................34
         6.14     Liens..........................................................................................35
         6.15     Affiliates.....................................................................................35
         6.16     Sale of Accounts...............................................................................35
         6.17     Contingent Obligations.........................................................................35
         6.18     Financial Contracts............................................................................36
         6.19     Financial Covenants............................................................................36
                  6.19.1  Fixed Charge Coverage Ratio............................................................36
                  6.19.2  Leverage Ratio.........................................................................36
                  6.19.3  Minimum Tangible Net Worth.............................................................36
         6.20     Subsidiary Guaranty............................................................................36
         6.21     Certain Parties to Join in Agreements..........................................................36
         6.22     Other Guaranty.................................................................................37
         6.23     Restricted Payments............................................................................37
         6.24     Subsidiary Dividends...........................................................................37

ARTICLE VII  DEFAULTS............................................................................................38
         7.1      Breach of Representations and Warranties.......................................................38
         7.2      Payment Default................................................................................38
         7.3      Certain Covenant Defaults......................................................................38
         7.4      Other Covenant Defaults........................................................................38
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         7.5      Cross Default to Material Indebtedness.........................................................38
         7.6      Insolvency Related Defaults....................................................................38
         7.7      Involuntary Proceedings........................................................................39
         7.8      Takings........................................................................................39
         7.9      Judgment Defaults..............................................................................39
         7.10     Unfunded Liabilities...........................................................................39
         7.11     Withdrawal Liabilities.........................................................................39
         7.12     Multiemployer Plan Reorganization..............................................................39
         7.13     Environmental Defaults.........................................................................40
         7.14     Change in Control..............................................................................40
         7.15     Breach Under Other Loan Documents..............................................................40
         7.16     Rate Management Contract Violation.............................................................40
         7.17     Plan Asset Default.............................................................................40
         7.18     Default under other Material Contracts.........................................................40
         7.19     Guaranty Invalidity, Unenforceability; Guarantor Failure.......................................40
         7.20     Holdings Investments and Activities............................................................40
         7.21     Pledge of Borrower's Capital Stock.............................................................40

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.....................................................41
         8.1      Acceleration...................................................................................41
         8.2      Amendments.....................................................................................41
         8.3      Preservation of Rights.........................................................................42

ARTICLE IX  GENERAL PROVISIONS...................................................................................42
         9.1      Survival of Representations....................................................................42
         9.2      Governmental Regulation........................................................................42
         9.3      Headings.......................................................................................42
         9.4      Entire Agreement...............................................................................42
         9.5      Several Obligations; Benefits of this Agreement................................................42
         9.6      Expenses; Indemnification......................................................................42
         9.7      Numbers of Documents...........................................................................43
         9.8      Accounting.....................................................................................43
         9.9      Severability of Provisions.....................................................................43
         9.10     Nonliability of Lenders........................................................................44
         9.11     Confidentiality................................................................................44
         9.12     Nonreliance....................................................................................44
         9.13     Disclosure.....................................................................................44
         9.14     Subordination of Intercompany Indebtedness.....................................................44

ARTICLE X  THE AGENT.............................................................................................45
         10.1     Appointment; Nature of Relationship............................................................45
         10.2     Powers.........................................................................................46
         10.3     General Immunity...............................................................................46
         10.4     No Responsibility for Loans, Recitals, etc.....................................................46
         10.5     Action on Instructions of Lenders..............................................................46
         10.6     Employment of Agents and Counsel...............................................................47
         10.7     Reliance on Documents; Counsel.................................................................47
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         10.8     Agent's Reimbursement and Indemnification......................................................47
         10.9     Notice of Default..............................................................................47
         10.10    Rights as a Lender.............................................................................48
         10.11    Lender Credit Decision.........................................................................48
         10.12    Successor Agent................................................................................48
         10.13    Delegation to Affiliates.......................................................................49

ARTICLE XI  SETOFF; RATABLE PAYMENTS.............................................................................49
         11.1     Setoff.........................................................................................49
         11.2     Ratable Payments...............................................................................49

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...................................................49
         12.1     Successors and Assigns.........................................................................49
         12.2     Participations.................................................................................50
                  12.2.1  Permitted Participants; Effect.........................................................50
                  12.2.2  Voting Rights..........................................................................50
                  12.2.3  Benefit of Setoff......................................................................50
         12.3     Assignments....................................................................................51
                  12.3.1  Permitted Assignments..................................................................51
                  12.3.2  Effect; Effective Date.................................................................51
         12.4     Dissemination of Information...................................................................51
         12.5     Tax Treatment..................................................................................52

ARTICLE XIII  NOTICES............................................................................................52
         13.1     Notices........................................................................................52
         13.2     Change of Address..............................................................................52

ARTICLE XIV  COUNTERPARTS........................................................................................52

ARTICLE XV  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.........................................53
         15.1     CHOICE OF LAW..................................................................................53
         15.2     CONSENT TO JURISDICTION........................................................................53
         15.3     WAIVER OF JURY TRIAL...........................................................................53

ARTICLE XVI  AMENDMENT AND RESTATEMENT...........................................................................53
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                       SCHEDULES AND EXHIBITS (NOT FILED)

SCHEDULES
---------

SCHEDULE 1      --       Existing Contingent Obligations
SCHEDULE 2      --       Subsidiaries and Investments
SCHEDULE 3      --       Indebtedness and Liens
SCHEDULE 4      --       Payment Dates

EXHIBITS

EXHIBIT A       --       Intentionally Omitted
EXHIBIT B       --       Form of Compliance Certificate
EXHIBIT C       --       Form of Assignment Agreement
EXHIBIT D       --       Loan/Credit Related Money Transfer Instructions
EXHIBIT E       --       Form of Promissory Note
EXHIBIT F-1     --       Form of Subsidiary Guaranty
EXHIBIT F-2     --       Form of Parent Guaranty
EXHIBIT F-3     --       Form of Other Guaranty
EXHIBIT G       --       Cash Equivalent Investments
EXHIBIT H       --       Form of Holdings Joinder Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of March 9, 2001, is entered into by and among Roadway Express, Inc., a corporation organized under the laws of the State of Delaware, "Holdings" (as defined herein), subsequent to the "Joinder Date" (as defined herein) and satisfaction of the terms of SECTION 6.21, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent.

                             PRELIMINARY STATEMENTS

         Whereas, Roadway Express, Inc., certain institutions, and the Agent are parties to a Credit Agreement, dated as of October 16, 2000 (the "Current Agreement"); and

         Whereas, Roadway Express, Inc. desires to amend and restate the Current Agreement in certain respects;

         So, therefore, Roadway Express, Inc., the Lenders and the Agent have agreed to amend and restate the Current Agreement on the terms and conditions set forth herein:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 CERTAIN DEFINITIONS.  As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which (x) prior to the Joinder Date, the Borrower or any of its Subsidiaries and (y) on and after the Joinder Date, Holdings or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "ACCOUNTING CHANGES" is defined in Section 9.8.

         "ADVANCE" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans or Money Market Loans, for the same Interest Period or Money Market Interest Period, as applicable.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGENT" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, provided, however, except as provided in Section 9.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "ARRANGER" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "AUTHORIZED OFFICER" means any of the following officers of the Borrower, acting singly: Arthur Zullo, Manager - Financial Services, Mary Kavanshansky, Financial Specialist, Dawson Cunningham, Chief Financial Officer, Joseph R. Boni III - Treasurer, and Mitch Westfall - Financial Analyst (Senior).

         "BANK ONE" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "BORROWER" means (x) prior to the consummation of the Holding Company Reorganization, Roadway Express, Inc., a Delaware corporation and (y) on and after the date the Holding Company Reorganization is consummated, Roadway Express, Inc., as the Surviving Corporation of the Merger, in each case together with its successors and assigns.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.8.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "CAPITAL EXPENDITURES" means, with respect to any Person, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person and its consolidated Subsidiaries, as prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENT INVESTMENTS" means those investments vehicles permitted (without any additional specific approvals) pursuant to the Borrower's cash investment policy in existence on the date hereof and attached hereto as EXHIBIT G.

         "CHANGE IN CONTROL" means the occurrence of any of the following events, other than in connection with the Holding Company Reorganization:

         (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Borrower's or, after the Joinder Date, Holdings's capital stock ordinarily having the right to vote at an election of directors; or

         (ii) Holdings ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of one-hundred percent (100%) of the voting power of the Borrower's capital stock ordinarily having the right to vote at an election of directors; or

         (iii) during any period of twelve consecutive calendar months, individuals (a) who were directors of the Borrower or Holdings on the first day of such period, or (b) whose election or nomination for election to the board of directors of the Borrower or Holdings was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower or Holdings on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower or Holdings.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2, or as otherwise modified from time to time pursuant to the terms hereof.

         "CONSOLIDATED EBITDAR" means, with respect to any Person, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business and (vi) Consolidated Rentals, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for such Person and its Subsidiaries on a consolidated basis.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

         "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person, at any time the Indebtedness of such Person and its Subsidiaries calculated on a consolidated basis as of such time.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person and with reference to any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED NET INCOME" means, with respect to any Person and with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED RENTALS" means, with respect to any Person and with reference to any period, the Rentals of such Person and its Subsidiaries calculated on a consolidated basis for such period.

         "CONSOLIDATED TANGIBLE NET WORTH" means at any time, with respect to any Person, the consolidated stockholders' equity of such Person and its Subsidiaries on a consolidated basis as of such time, excluding the aggregate value of all patents, licenses, trade names, trademarks, copyrights, goodwill, deferred charges (including, but not limited to, unamortized debt discount


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

and expenses, organizational expenses and experimental and developmental expenses, but excluding prepaid expenses) and all other items properly classified as intangibles in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TOTAL CAPITALIZATION" means at any time the sum of Consolidated Indebtedness and Consolidated Net Worth, each calculated at such time.

         "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.9.

         "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CUSTOMARY PERMITTED LIENS" means:

         (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

         (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not more than 60 days past due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

         (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's and its Subsidiaries' assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $10,000,000;

         (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

         (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrowers or any of its Subsidiaries which do not constitute a Default under Section 7.9 hereof; and

         (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

         "DEFAULT" means an event described in Article VII.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a release or threatened release of a Contaminant into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "EURODOLLAR ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest

Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "EURODOLLAR LOAN" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) 0.35% per annum.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "EXTENSION REQUEST" is defined in Section 2.19.

         "FACILITY TERMINATION DATE" means October 15, 2001 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "FINANCIAL CONTRACT" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

         "FIXED RATE ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest by reference to either the Eurodollar Rate or the Money Market Interest Rate.

         "FIXED RATE LOAN" means a Loan which, except as otherwise provided in
Section 2.11, bears interest by reference to either the Eurodollar Rate or the Money Market Interest Rate.

         "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

         "FLOATING RATE ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "HOLDING COMPANY REORGANIZATION" means the series of transactions pursuant to which (i) the Borrower will form two new Subsidiaries, one of which will be a Delaware corporation and a wholly-owned Subsidiary of the Borrower (as such, "ROADWAY HOLDINGS"), and the other of which will be Roadway Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Roadway Holdings (as such, "MERGER SUB"), (ii) Merger Sub will be merged (the "MERGER") with and into the Borrower, with the Borrower as the surviving corporation (the "SURVIVING CORPORATION") subsequent to the consummation of the Merger, (iii) each share of common stock of Merger Sub issued and outstanding immediately prior to the effectiveness of the Merger will be converted into one share of common stock of the Surviving Corporation, (iv) each share of common stock of the Borrower issued and outstanding immediately prior to the effectiveness of the Merger will be converted into one share of Roadway Holdings, and (v) each share of Roadway Holdings issued and outstanding immediately prior to the effectiveness of the Merger shall be retired and canceled, with the result being (a) Roadway Holdings owning all of the issued and outstanding shares of common stock of the Surviving Corporation after the effectiveness of the Merger, and (b) those Persons who held shares of common stock of the Borrower prior to the effectiveness of the Merger owning shares of common stock of Roadway Holdings.

         "HOLDINGS" means Roadway Holdings.

         "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Operating Lease Obligations, (viii) Off Balance Sheet Liabilities and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with

Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "INSOLVENCY EVENT" is defined in Section 9.14.

         "INTERCOMPANY INDEBTEDNESS" is defined in Section 9.14.

         "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "JOINDER DATE" means the date on which the Holding Company Reorganization is consummated, Holdings becomes a party to this Agreement pursuant to Section 6.21, and the Parent Guaranty is in full force and effect.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

         "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LEVERAGE RATIO" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDAR for the then most-recently ended four fiscal quarters.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LLC INVESTMENT" means the aggregate Investment by Holdings or the Borrower of up to $20,000,000, at any time and from time to time, in Integres Global Logistics, LLC, a Delaware limited liability company.

         "LOAN" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "LOAN DOCUMENTS" means this Agreement, the Subsidiary Guaranty, the Parent Guaranty, each Other Guaranty, and any Notes issued pursuant to Section
2.13 and any other documents, instruments and agreements executed in connection therewith.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of (x) the Borrower and its Subsidiaries taken as a whole prior to the Joinder Date and (y) Holdings and its Subsidiaries taken as a whole on and after the Joinder Date, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "MATERIAL INDEBTEDNESS" is defined in Section 7.5.

         "MERGER" has the meaning set forth in the definition of "HOLDING COMPANY REORGANIZATION."

         "MONEY MARKET ADVANCE" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Money Market Interest Rate.

         "MONEY MARKET INTEREST PERIOD" means with respect to any Money Market Advance, the period commencing on the date the Money Market Loans are made, and ending, as the Borrower may select, pursuant to Section 2.8 hereof on a date no longer than twenty-nine (29) days thereafter or otherwise as determined by the Agent; PROVIDED, that the foregoing provisions are subject to the following:

                  (a) No Money Market Interest Period may extend beyond the Facility Termination Date; and

                  (b) If a Money Market Interest Period would otherwise end on a day which is not a Business Day, such Money Market Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Money Market Interest Period shall end on the immediately preceding Business Day.

         "MONEY MARKET INTEREST RATE" shall be such rate as determined by the Agent from time to time in its sole discretion.

         "MONEY MARKET LOAN" means any Loan that bears interest at a Money Market Interest Rate.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which (x) the Borrower prior to the Joinder Date and (y) Holdings on and after the Joinder Date, or any other member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NON-U.S. LENDER" is defined in Section 3.5(iv).

         "NOTE" is defined in Section 2.13.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.3.2.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "OFF-BALANCE SHEET LIABILITIES" of a Person means, without duplication,
(a) any Receivables Facility Attributed Indebtedness and repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts receivable or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of accounts receivable or notes receivable or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in accounts receivable or notes receivables or the agent for such purchasers/transferees),
(b) any liability under any Sale and Leaseback Transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic lease" or "tax ownership operating lease" transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries, but excluding from this clause (d) Operating Lease Obligations.

         "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "OPERATING LEASE OBLIGATIONS" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate equal to 10% from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

         "OTHER GUARANTY" means each Guaranty (and any and all supplements thereto), in substantially the form of EXHIBIT F-3 attached hereto, entered into from time to time by each Subsidiary of Holdings in favor of the Agent for the benefit of itself and the Lenders pursuant to SECTION 6.22, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "OTHER TAXES" is defined in Section 3.5(ii).

         "PARENT GUARANTY" means that certain Guaranty made by Holdings pursuant to SECTION 6.21, in substantially the form of EXHIBIT F-2 attached hereto, in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "PARTICIPANTS" is defined in Section 12.2.1.

         "PAYMENT DATE" means each date set forth on Schedule 4 hereto.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in Section 6.13.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the contingent obligations outstanding on the Closing Date and described on Schedule 1 hereto.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower, Holdings, any Subsidiary thereof or any member of the Controlled Group may have any liability.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PURCHASERS" is defined in Section 12.3.1.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "RATE MANAGEMENT OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under an accounts receivable or notes receivable purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the aggregate unpaid principal amount of the outstanding Advances.

         "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "RESPONSE DATE" is defined in Section 2.19.

         "RESTRICTED PAYMENT" has the meaning set forth in Section 6.23.

         "ROADWAY HOLDINGS" has the meaning set forth in the definition of "HOLDING COMPANY REORGANIZATION".

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTORS" means those Subsidiaries of the Borrower that have become guarantors of the Obligations hereunder by executing the Subsidiary Guaranty (or any supplement thereto) and that, together with all other Subsidiary Guarantors, comprise (i) not less than 70% of the consolidated assets of the Borrower and its Subsidiaries and (ii) not less than 70% of Consolidated EBITDAR (calculated with respect to the Borrower and its Subsidiaries).

         "SUBSIDIARY GUARANTY" means that certain Guaranty (and any and all supplements thereto), in substantially the form of EXHIBIT F-1 attached hereto, executed from time to time by each Subsidiary Guarantor in favor of the Agent for the benefit of itself and the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "SURVIVING CORPORATION" has the meaning set forth in the definition of "HOLDING COMPANY REORGANIZATION."

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "TRANSFEREE" is defined in Section 12.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Fixed Rate Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         1.2 INTERPRETATION. Except as otherwise provided herein, prior to the Joinder Date, the following definitions will be calculated or determined with reference to the Borrower and its Subsidiaries, and, on and after the Joinder Date, will be calculated or determined with reference to Holdings and its Subsidiaries: (i) Capital Expenditures, (ii) Consolidated EBITDAR, (iii) Consolidated Indebtedness, (iv) Consolidated Interest Expense, (v) Consolidated Net Income, (vi) Consolidated Tangible Net Worth, (vii) Consolidated Rentals, and (viii) Material Adverse Effect.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

         2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility

Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3 RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4 TYPES OF ADVANCES. The Advances may be Floating Rate Advances (which are Advances that bear interest, except as otherwise provided in Section 2.11, at the applicable Floating Rate) or Fixed Rate Advances (which are Advances that bear interest, except as otherwise provided in Section 2.11, at the applicable Eurodollar Rate or the applicable Money Market Interest Rate), or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9; provided, however, notwithstanding anything herein to the contrary, if at any time there are Lenders under this Agreement other than Bank One, then the Money Market Interest Rate shall be available for any Advance only with the consent of each of the Lenders. The Borrower must provide notice to the Agent as to the Type of Advance it wishes to select pursuant to Sections 2.8 and 2.9.

         2.5 FACILITY FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee of 0.18% per annum on the Aggregate Commitment (without regard to usage) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6 MINIMUM AMOUNT OF EACH ADVANCE. Each Fixed Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.7 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Fixed Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS OR MONEY MARKET INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, whether such Advance is a Eurodollar Advance or Money Market Advance and the Interest Period or Money Market Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than (a) 12:00 p.m. (Chicago time) on the Borrowing Date of each Money Market Advance,
(b) 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and (c) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii) the aggregate amount of such Advance,

         (iii) the Type of Advance selected, and

         (iv) in the case of each Fixed Rate Advance, the Interest Period or Money Market Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Fixed Rate Advance shall continue as a Fixed Rate Advance of the same Type until the end of the then applicable Interest Period or Money Market Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless (x) such Fixed Rate Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Fixed Rate Advance continue as a Fixed Rate Advance for the same or another Interest Period or Money Market Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Fixed Rate Advance. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Fixed Rate Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Fixed Rate Advance and the duration of the Interest Period or Money Market Interest Period applicable thereto.

         2.10 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Fixed Rate Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period or Money Market Interest Period applicable thereto to (but not including) the last day of such Interest Period or Money Market Interest Period at the interest rate determined by the Agent as applicable to such Fixed Rate Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period or Money Market Interest Period may end after the Facility Termination Date.

         2.11 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period or Money Market Interest Period at the rate otherwise applicable to such Interest Period or Money Market Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.12 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period or Money Market Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a "NOTE"). In such event, the Borrower shall execute and deliver to such Lender such a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14 TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Fixed Rate Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period or Money Market Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19 EXTENSION OF FACILITY TERMINATION DATE. The Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "EXTENSION REQUEST") no more than 60 days prior to the Facility Termination Date. The Extension Request must (i) specify the new Facility Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "RESPONSE DATE"), and (ii) attach a revised Schedule 4 that includes Payment Dates for the period from the Response Date through the new Facility Termination Date, which, upon approval of the

Extension Request by the Lenders in accordance with the remainder of this
Section 2.19, shall be deemed an amendment to and substitution for the then existing Schedule 4. The new Facility Termination Date shall be no more than 364 days after the Response Date, including the Response Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Agent, the Facility Termination Date specified in the Extension Request and the new
Schedule 4 attached thereto shall become effective on the existing Facility Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date and provide the same with a copy of the new Schedule 4.

         2.20 REPLACEMENT OF LENDER. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Fixed Rate Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "AFFECTED LENDER"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                 ARTICLE III .

                             YIELD PROTECTION; TAXES
                             -----------------------

         3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Fixed Rate Loans, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Fixed Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Fixed Rate Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to Fixed Rate Advances does not accurately reflect the cost of making or maintaining Fixed Rate Advances, then the Agent shall suspend the availability of Fixed Rate Advances and require any affected Fixed Rate Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4 FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period or Money Market Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

         3.5 TAXES.

         (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

         (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than more Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Fixed Rate Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 Intentionally Omitted.

         4.2 EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

         (i)   There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         (iv) With respect to the first Advance to be made after the Joinder Date, the Agent shall have received on or prior to such Borrowing Date those deliveries required under Section 6.21.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants to the Lenders that:

         5.1 EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 AUTHORIZATION AND VALIDITY. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4 FINANCIAL STATEMENTS. The December 31, 1999 audited and the June 17, 2000 unaudited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

         5.5 MATERIAL ADVERSE CHANGE. Since December 31, 1999 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 SUBSIDIARIES. Schedule 2 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14 OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 3, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15 PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not, and Holdings will not be on and after the Joinder Date, an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         5.16 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19 POST-RETIREMENT BENEFITS. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries, prior to the Joinder Date, and Holdings and its Subsidiaries, on and after the Joinder Date, to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $60,000,000.

         5.20 INSURANCE. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.21 SOLVENCY.

         (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof; PROVIDED, HOWEVER, each reference to "Borrower and its Subsidiaries" in this SECTION 5.21 shall mean "Holdings and its Subsidiaries" on and after the Joinder Date.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 FINANCIAL REPORTING. The Borrower, prior to the Joinder Date, and Holdings, on and after the Joinder Date, will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and the Borrower, prior to the Joinder Date, and Holdings, on and after the Joinder Date, will furnish to the
Lenders:

         (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer or Treasurer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), the Borrower, prior to the Joinder Date, and Holdings, on and after the Joinder Date, will deliver a compliance certificate in substantially the form of Exhibit B signed by its Chief Financial Officer or Treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(v) As soon as possible and in any event within 10 days after the Borrower or Holdings knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower or Holdings, describing said Reportable Event and the action which the Borrower or Holdings proposes to take with respect thereto.

(vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(vii) Promptly upon the furnishing thereof to the shareholders of the Borrower or Holdings, copies of all financial statements, reports and proxy statements so furnished.

(viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries, or Holdings, files with the Securities and Exchange Commission.

(ix) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3 NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4 CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5 TAXES. The Borrower, and on and after the Joinder Date, each of the Borrower and Holdings will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or

Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7 COMPLIANCE WITH LAWS. The Borrower, and on and after the Joinder Date, each of the Borrower and Holdings will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9 INSPECTION. The Borrower, and on and after the Joinder Date, each of the Borrower and Holdings will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, and on and after the Joinder Date, Holdings and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and on and after the Joinder Date, Holdings and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary, and on and after the Joinder Date, Holdings and each Subsidiary, with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10 INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)   The Loans.

         (ii)  Indebtedness existing on the date hereof and described in
               Schedule 3.

         (iii) Indebtedness arising under Rate Management Transactions not prohibited by Section 6.18.

         (iv) Indebtedness arising in connection with transactions permitted by Section 6.12(iii).

         (v) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if: (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $150,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under Section 6.14 (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS").

         (vi) Indebtedness in respect of obligations secured by Customary Permitted Liens.

         (vii) Indebtedness that is incurred or otherwise assumed in connection with a Permitted Acquisition and which, in the aggregate, does not exceed $10,000,000.

         6.11 MERGER. Prior to the Joinder Date, neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 6.12 or 6.13 and after which the Borrower and its Subsidiaries remain in compliance with Section 6.4, and (ii) a Subsidiary of the Borrower may be merged into, liquidated into or consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or any Wholly-Owned Subsidiary of the Borrower. On and after the Joinder Date, neither Holdings nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of Holdings's or any such Subsidiary's business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 6.12 or
6.13 or elsewhere under this Agreement and after which Holdings and its Subsidiaries remain in compliance with Section 6.4, and (ii) a Subsidiary of Holdings or the Borrower may be merged into, liquidated into or consolidated with the Borrower (in which case the Borrower shall be the surviving corporation) or any Wholly-Owned Subsidiary of the Borrower.

         6.12 SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i) Sales of inventory and equipment in the ordinary course of business.

         (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         (iii) Any transfer of an interest in accounts receivable or notes receivable on a limited recourse basis, provided that such transfer qualifies as a sale under Agreement Accounting Principles and that Receivables Facility Attributed Indebtedness in connection with such financing does not exceed $300,000,000 at any one time outstanding.

         (iv) Any transfer by the Borrower to Holdings of all or any part of the LLC Investment.

         6.13 INVESTMENTS AND ACQUISITIONS. Except as provided below, the Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)   Cash Equivalent Investments.

         (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 2.

         (iii) The LLC Investment.

         The Borrower may create, acquire in a Permitted Acquisition or capitalize any Subsidiary (a "NEW Subsidiary") after the date hereof if (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; and (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct.

         Without in any way limiting the foregoing, the Borrower shall not and shall not permit any of its Subsidiaries to make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "PERMITTED ACQUISITION"):

         (a) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith, and all of the representations and warranties contained herein shall be true and correct on and as of the date such Acquisition with the same effect as though made on and as of such date;

         (b) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis pursuant to an acquisition agreement approved by the board of directors or other applicable governing body of the seller prior to the commencement thereof;

         (c) after consummation of the proposed Acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 6.4; and

         (d) prior to each such Acquisition, the Borrower shall determine that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 6.10 in connection therewith, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment, as if the

               Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in Section 6.19 and not otherwise in Default.


         6.14 LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:


         (i)   Customary Permitted Liens;

         (ii)  Liens existing on the date hereof and described in Schedule 3;

         (iii) Liens incurred in connection with any transfer of an interest in accounts receivable or notes receivable which is permitted pursuant to Section 6.12(iii); and

         (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; provided, that such Liens shall not apply to any property of the Borrower or any of its Subsidiaries other than that purchased or subject to such Capitalized Lease.

         In addition, neither the Borrower nor any of its Subsidiaries shall become party to any agreement, note, indenture or other instrument, or take any action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Lenders, as collateral for the Obligations; provided, that, any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

         6.15 AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate, including Holdings, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.16 SALE OF ACCOUNTS. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse except to the extent permitted by Section 6.12(iii).

         6.17 CONTINGENT OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, guaranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; and (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business.

         6.18 FINANCIAL CONTRACTS. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Management Transactions entered into by the Borrower or its Subsidiaries pursuant to which the Borrower or such Subsidiary has hedged its or its Subsidiaries reasonably estimated interest rate exposure and which are of a non-speculative nature.

         6.19 FINANCIAL COVENANTS.

              6.19.1 FIXED CHARGE COVERAGE RATIO. The Borrower, prior to the Joinder Date, and Holdings, on and after the Joinder Date, will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDAR to (ii) Consolidated Interest Expense, plus Consolidated Rentals, plus current maturities of principal Indebtedness, all calculated for (x) the Borrower and its Subsidiaries on a consolidated basis prior to the Joinder Date and (y) Holdings and its Subsidiaries on a consolidated basis on and after the Joinder Date, to be less than 2.50 to 1.0.

              6.19.2 LEVERAGE RATIO. The Borrower, prior to the Joinder Date, and Holdings, on and after the Joinder Date, will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDAR for the then most-recently ended four fiscal quarters to be greater than 2.50 to 1.0.

              6.19.3 MINIMUM TANGIBLE NET WORTH. The Borrower, prior to the Joinder Date, and Holdings, on and after the Joinder Date, will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (i) $220,000,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal year beginning with the fiscal year ending December 31, 2000 (without deduction for losses).

         6.20 SUBSIDIARY GUARANTY. The Borrower shall not permit, as of any date of determination, (a) the total assets of Subsidiaries which are not Subsidiary Guarantors to exceed 30% of the consolidated assets of the Borrower and its Subsidiaries or (b) the EBITDAR of Subsidiaries which are not Subsidiary Guarantors to exceed 30% of Consolidated EBITDAR; PROVIDED, that calculations of EBITDAR and Consolidated EBITDAR under this SECTION 6.20 shall be made solely with respect to the Borrower and its Subsidiaries.

         6.21 CERTAIN PARTIES TO JOIN IN AGREEMENTS. Immediately following the consummation of the Holding Company Reorganization, Holdings shall (i) execute and deliver to the Agent the Parent Guaranty attached hereto as EXHIBIT F-2 pursuant to which Holdings shall guaranty the Obligations, (ii) execute and deliver to the Agent the Holdings Joinder Agreement attached hereto as Exhibit H, pursuant to which Holdings shall become a party to this Agreement, and (iii) deliver to the Agent a copy of its organizational documents certified the secretary or assistant secretary thereof and, where possible, the Secretary of State of Delaware.

         6.22 OTHER GUARANTY. On and after the Joinder Date, Holdings shall not permit (a) the total assets of Subsidiaries that are not Subsidiaries of the Borrower and that have not entered into an Other Guaranty to exceed 30% of the consolidated assets of Holdings and its Subsidiaries or (b) the EBITDAR of Subsidiaries that are not Subsidiaries of the Borrower and that have not entered into an Other Guaranty to exceed 30% of Consolidated EBITDAR for Holdings and its Subsidiaries.

         6.23 RESTRICTED PAYMENTS. Neither the Borrower nor its Subsidiaries shall (i) declare or make any dividend or other distribution, directly or indirectly, on account of any of its capital stock that is owned or otherwise controlled by Holdings, or in options, warrants or other rights to purchase such capital stock, (ii) redeem, retire, purchase or acquire for value its capital stock owned or otherwise controlled by Holdings that is now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to an Affiliate) of other shares of its capital stock, and (iii) redeem, purchase, retire, defease, prepay or otherwise acquire any Indebtedness other than the Obligations or as otherwise permitted under the Agreement (those actions and events listed in clauses (i), (ii), and (iii), "Restricted Payments"), if the aggregate amount of such Restricted Payments at any time exceeds the greater of 50% of Consolidated Net Income and $12,500,000; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary shall make any Restricted Payment following the occurrence and during the continuance of a Default under SECTION 7.2 or any of SECTIONS 6.19.1, 6.19.2 and 6.19.3. Notwithstanding the foregoing, the Borrower and its Subsidiaries may
(i) at any time distribute those amounts owed by them to Holdings in connection with any tax obligations incurred by them and satisfied pursuant to a tax sharing arrangement among Holdings, the Borrower, and its Subsidiaries in form and substance acceptable to the Required Lenders and (ii) at any time provided no Default or Unmatured Default has occurred and is continuing, distribute from time to time amounts to Holdings in connection with the LLC Investment, so long as such amounts do not exceed $20,000,000 in the aggregate.

         6.24 SUBSIDIARY DIVIDENDS. Except as may be contained in this Agreement, neither the Borrower nor any Subsidiary thereof shall permit or otherwise allow any such Subsidiary to restrict, limit or prohibit such Subsidiary's ability to declare or make any dividend or other distribution, directly or indirectly, on account of any of such Subsidiary's capital stock (or options, warrants or other rights to purchase such capital stock).

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2 PAYMENT DEFAULT. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3 CERTAIN COVENANT DEFAULTS. The breach by the Borrower of any of the terms or provisions of Article VI Section 6.2, 6.10, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 (Financial Covenants), 6.20, 6.21. 6.22 or
6.23.

         7.4 OTHER COVENANT DEFAULTS. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Agent or any Lender or the Borrower knew or should have known of the existence of such breach.

         7.5 CROSS DEFAULT TO MATERIAL INDEBTEDNESS. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $10,000,000 ("MATERIAL INDEBTEDNESS"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 INSOLVENCY RELATED DEFAULTS. The Borrower or any of its Subsidiaries or Holdings shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 INVOLUNTARY PROCEEDINGS. Without the application, approval or consent of the Borrower or any of its Subsidiaries or Holdings, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or Holdings or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries or Holdings and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8 TAKINGS. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9 JUDGMENT DEFAULTS. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or
(ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10 UNFUNDED LIABILITIES. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11 WITHDRAWAL LIABILITIES. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification) could be reasonably to have a Material Adverse Effect

         7.12 MULTIEMPLOYER PLAN REORGANIZATION. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount which could be reasonably expected to have a Material Adverse Effect.

         7.13 ENVIRONMENTAL DEFAULTS. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.14 CHANGE IN CONTROL. Any Change in Control shall occur.

         7.15 BREACH UNDER OTHER LOAN DOCUMENTS. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.16 RATE MANAGEMENT CONTRACT VIOLATION. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction.

         7.17 PLAN ASSET DEFAULT. The representations and warranties set forth in Section 5.15 ("Plan Assets; Prohibited Transactions") shall at any time not be true and correct.

         7.18 DEFAULT UNDER OTHER MATERIAL CONTRACTS. The Borrower or any Subsidiary shall fail to pay when due any Operating Lease Obligation, reimbursement obligation with respect to a Letter of Credit, obligation under a Sale and Leaseback Transaction or Contingent Obligation aggregating in excess of $10,000,000.

         7.19 GUARANTY INVALIDITY, UNENFORCEABILITY; GUARANTOR FAILURE. The Guaranty shall fail to remain in full force and effect with respect to each Guarantor or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms and provisions of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

         7.20 HOLDINGS INVESTMENTS AND ACTIVITIES. Holdings shall (i) make any Investment other than (a) Investments in the Borrower or its Subsidiaries, (b) the LLC Investment, (c) other Investments up to an aggregate amount not to exceed $10,000,000 so long as no Default or Unmatured Default has occurred and is continuing and (d) Investments in Cash Equivalent Investments, (ii) engage directly or indirectly (other than indirectly as a result of its ownership of the capital stock of the Borrower or its Subsidiaries or any Investment permitted by this Agreement) in any operating business or other activities other than the ownership of the capital stock of the Borrower and its Affiliates and the ownership of certain other Investments permitted by this Agreement and the activities incidental thereto, or (iii) make any Acquisition or otherwise gain control of any Person other than the Acquisition of a Person engaged in an operating business substantially similar to the Borrower's business.

         7.21 PLEDGE OF BORROWER'S CAPITAL STOCK. Holdings shall pledge, hypothecate, encumber or otherwise create, incur, assume or suffer to exist any Lien (other than any Customary Permitted Lien) upon or with respect to any capital stock of the Borrower.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

         8.1 ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to Holdings or the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

                  If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

         (iv)  Amend this Section 8.2.

         No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding any of the foregoing,
Schedule 4 attached hereto may be amended in accordance with the provisions of
Section 2.19.

         8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

         9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

         9.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6 EXPENSES; INDEMNIFICATION.

         (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the

Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

         (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

         9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

         9.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13 DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

         9.14 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. The Borrower agrees that any and all claims against Holdings or any of its Subsidiaries that is a Guarantor or otherwise guarantees any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from Holdings or any Guarantor, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of Holdings or any Guarantor (whether constituting part of collateral given to any Lender or the Agent to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Lender and the Agent in those assets. The Borrower shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated. If all or any part of Holdings or the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of Holdings or such Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of Holdings or any such Guarantor is dissolved or if substantially all of the assets of Holdings or any such Guarantor are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of Holdings or any Guarantor to the Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Lenders. If the Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees is irrevocably authorized to make the same. The Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, the Borrower will not assign or transfer to any Person (other than the Agent) any claim the Borrower has or may have against Holdings or any Guarantor.

                                   ARTICLE X

                                    THE AGENT
                                    ---------

         10.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such

Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13 DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

         11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

         12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or

(y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2 PARTICIPATIONS.

              12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

              12.2.3 BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3 ASSIGNMENTS.

              12.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). Notwithstanding anything herein to the contrary, no consent of the Borrower shall be required in connection with any assignment which occurs after the occurrence and during the continuance of a Default.

              12.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1 NOTICES. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received. Notices, requests or other communications delivered by or to any party hereunder by electronic transmission or e-mail shall be for informational purposes only and shall not constitute effective deliveries hereunder.

         13.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                  ARTICLE XVI

                            AMENDMENT AND RESTATEMENT
                            -------------------------

         The Borrower, the Lenders and the Agent agree that upon the execution and delivery of this Agreement by each of the parties hereto, the terms and provisions of the Current Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Current Agreement or the indebtedness created thereunder. The Commitment of each Lender that is a party to the Current Agreement, shall, on the execution date hereof, automatically be deemed amended and the only Commitments shall be those hereunder; PROVIDED, HOWEVER, that the commitment of each Lender under the Current Agreement that is not a party to this Agreement shall terminate on the effective date hereof.



               The remainder of this page is intentionally blank.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                     ROADWAY EXPRESS, INC.

                                     By:
                                         -----------------------------
                                     Title:

                                                1077 Gorge Blvd.
                                                Akron, OH 44310

                                     Attention:    Joseph R. Boni III
                                     Telephone:    (330) 384-2327
                                     FAX:          (330) 258-6082

Commitments

$50,000,000                          BANK ONE, NA (Main Office Chicago),
                                     Individually and as Agent


                                     By:
                                         -----------------------------
                                     Title:

                                                1 Bank One Plaza
                                                Mail Suite IL1-0374, 10th Floor
                                                Chicago, Illinois  60670
                                     Attention:    Gregory Sjullie
                                     Telephone:    (312) 732-8872
                                     FAX:          (312) 732-3885